Exhibit 99.3
SkillSoft Employee Q&A
Section A – Questions of General Interest
What has SkillSoft announced?
We have announced today that SkillSoft has reached agreement on the terms of a recommended acquisition of SkillSoft by a private investor group including Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (the “Investor Group”). Under the terms of the recommended acquisition, SkillSoft stockholders will receive $10.80 in cash for each American Depositary Share of SkillSoft, representing a 26% premium to the average closing price of SkillSoft’s ADSs over the one-year period ended on February 11, 2010 and a 49% premium to the average closing price of SkillSoft’s ADSs over the five-year period ended on February 11, 2010. The fully diluted equity value of the proposed transaction is approximately $1.1 billion.
The press release announcing this agreement is posted in the Investor section of our company website.
Who are the firms that make up the Investor Group — Berkshire, Advent, and Bain Capital?
Berkshire Partners LLC is an active investor in the private equity market, managing approximately US$6.5 billion of capital over seven funds. Berkshire is currently investing from its seventh fund, which totals US$3.1 billion in committed capital, and has completed more than 90 acquisitions or growth capital investments during its nearly 25-year investment history. Berkshire has a long history of successfully investing in business services companies, including NEW/Asurion (a provider of extended service plans and value added wireless subscription services) and Acosta (a provider of sales and marketing services to the consumer packaged goods industry).
Advent International Corporation is a leading global private equity firm with more than 150 investment professionals in 16 countries around the world. Over its 25-year history, Advent has raised $24 billion of cumulative capital and currently manages buyout portfolios comprising more than 50 companies. Advent has backed numerous management teams in knowledge-based industries including: Financial Dynamics, an international business communications consultancy; Alexander Mann, a specialist staffing company focused on information technology and financial markets; HumanGroup, a provider of temporary and outsourced staffing services; Kroton (Bovespa: KROT11), one of Brazil’s largest private education companies; and WSiP, the largest educational publisher in Poland.
Bain Capital, LLC (www.baincapital.com) is a global private investment firm whose affiliates, including Bain Capital Partners, manage several pools of capital including private equity, venture capital, public equity, high-yield assets and mezzanine capital with approximately $65 billion in assets under management. Bain Capital has a team of over 300 professionals dedicated to investing and to supporting its portfolio companies. Since its inception in 1984, funds sponsored by Bain Capital have made private equity investments and add-on acquisitions in over 300 companies in a variety of industries around the world. Bain Capital has a long history of investments in the software, business services and education industries, including SunGard, Applied Systems, Houghton Mifflin, Gartner Group, UGS, LinkedIn, The Princeton Review, SolarWinds, and FleetCor. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai, Tokyo, and Mumbai.
Why is SkillSoft doing this?
SkillSoft’s management team and Board have regularly discussed and evaluated the long-term strategy of the Company and strategic opportunities that might be available to enhance shareholder value, including the sale of SkillSoft. We believe the proposed transaction is good for our shareholders as the offer represents an attractive premium relative to our trading history and, as an all cash offer, provides liquidity for shareholders.
How does a transaction like this work?
The Investor Group has agreed to acquire SkillSoft in an all cash deal in which $10.80 per share will be paid to SkillSoft shareholders upon closing. As a result, the Investor Group will own all of SkillSoft’s shares. Once the proposed transaction is complete, SkillSoft will be a privately-owned company, and our shares will no longer be traded on NASDAQ.
In the coming weeks, we will file a preliminary proxy (containing the scheme document) with the Securities and Exchange Commission in the US and a Scheme of Arrangement document in Ireland. These documents will include information about the proposed transaction and will be available to the public. Once the Irish Takeover Panel has completed its review of the documents and the High Court in Ireland has approved the convening of the scheme meeting, subject to SEC rules, a definitive proxy statement will be mailed to shareholders. We expect that this will happen in the next several months. Following the mailing of the definitive proxy statement, shareholders will vote on the proposed transaction at an Extraordinary General Meeting of Shareholders and at a Court Meeting. If the proposed acquisition is approved, the closing conditions are met and the High Court in Ireland approves, the proposed transaction will be closed.
What happens between now and the closing?
From a day-to-day operational standpoint, nothing changes between today and the closing. We will continue to operate the business as usual and will continue to remain focused on operating in the best interests of our shareholders, delivering on our commitments to customers and meeting our operational objectives.
Why is this type of transaction the right thing for SkillSoft?
As an organization, we are continually reviewing opportunities to grow our business and increase shareholder value. We believe that this type of transaction delivers on both of those objectives.
Was the business in trouble?
Absolutely not. Our performance over the last several years, as you know, has been strong. We have a history of consistent operational and financial performance, which captured the attention of the Investor Group. The Investor Group has a long-term view toward growing the businesses in which they invest, and they have a proven track record of success in identifying opportunities that deliver on that strategy.
Could SkillSoft receive other offers as a result of this announcement?
Yes. Our Board and a committee of independent directors have provided their full support of the proposed transaction, and have recommended that our shareholders provide their approval at a meeting to be scheduled in the next few months. However, the documentation related to the proposed transaction includes provisions that permit our financial advisors, Credit Suisse, during the period from the announcement until 11:59 pm EST on March 6, 2010, to reach out to other potentially interested parties willing to provide and commit to a more favorable offer, affording our Board the flexibility to receive and accept an alternative proposal.
Will there be changes to the Company’s executive management team?
The Investor Group has expressed their enthusiasm and support for our current executive management team, and there is no specific plan to make any changes. They have had great success partnering with management within the companies in which they invest to build great companies.
Will the company name change?
No, SkillSoft will continue to operate under its current name after the acquisition is complete.
If the proposed transaction is approved by shareholders, what does change?
Upon completion of the proposed transaction, our ADSs will no longer trade on NASDAQ. The Investor Group will own SkillSoft, and like any business owner, they will expect a return on their investment. Our plan is for management to continue to guide the day-to-day operations of the company, and that the Investor Group will work with management to determine other opportunities/strategies in which the Investor Group’s resources can be put to work to help grow the business and drive value creation.
Will there be any interaction with the Investor Group prior to the close of the proposed transaction?
Subject to any limitations or restrictions imposed by applicable law, we expect that representatives of the Investor Group will continue to meet with management to gain a better understanding of our structure/roles and our people.
When will the proposed transaction be completed?
If approved by shareholders, we are then required to obtain the approval of the High Court in Ireland, and that approval will be sought following the shareholder meeting. The proposed transaction would then close shortly thereafter, and the whole process is expected to take several months.

Section B – Questions Regarding Communication with Customers, Suppliers and Other Outside Organizations
What are the key ways customers will benefit from the acquisition of SkillSoft by the Investor Group?
This private equity acquisition provides SkillSoft and our customers with the following opportunities:
•	It provides SkillSoft the ability to leverage the expertise and experience of its existing management team, while complementing those efforts with additional resources, expertise and capital that the Investor Group can provide.

•	In addition, unlike situations where a company is acquired by a large competitor, private equity sponsored transactions like this one typically do not include significant restructurings, workforce rationalizations, elimination of duplicative cost centers or material changes in strategy. This ensures continuity of service and relationships for our customers.
What information can I share about the acquisition when communicating with my customers and prospects?
It is critical that your communications about this acquisition be limited to the information contained in documents shared from SkillSoft corporate.
As of today, the entire list of approved documents is:
a.	February 12th press release announcing the acquisition agreement

b.	customer letter from Chuck Moran

c.	this Q&A document
You may share any information in these above documents with customers and other outside parties. You must not create any new communications of your own (letters, email letters, Basho letters, summaries, PPT slides, etc.) regarding this announcement. Creating communications of your own is a violation of law.
What do I do if a customer or prospect (or other organization or individual) asks a question that goes beyond the information shared in the approved corporate documents that are available to me?
If there are specific customer questions that fall outside of what is covered in the approved corporate communication documents (including this Q&A), direct such questions to Greg Porto.
If you are contacted by anyone from the press or analyst firm, refer those contacts to Greg Porto. Do not respond to their questions.
SkillSoft has historically worked well with its customers and has been responsive to their requests. Will this proposed transaction change the way SkillSoft will work with its customers?
We are very committed to continuing and strengthening the strong customer focus that has been our hallmark throughout our company history. The additional resources and strategic flexibilities offered by this proposed transaction will allow SkillSoft to be in a stronger position to act on the product and service advancements that our customers have asked us to invest in and, as result, deliver even more value to them.
Are there areas in which the Company plans to invest once the acquisition is complete?
It is too early for us to be definitive about where and when we will be making investments. We still have several steps to go before this proposed transaction is approved and becomes complete.
If the proposed transaction is approved and we become a private company, will we continue to publish financial results so that customers can continue to monitor our financial strength?
As a private company, we may not be required to file the same financial results with the SEC. However, should we complete the proposed transaction, we will ensure that appropriate financial information about the organization is made available to address specific customer requests.
Section C – Questions Regarding Internal Employee Interests
How will this affect my employment with SkillSoft?
Should the shareholders approve the proposed transaction, we do not currently expect that your employment relationship with the Company will change. In addition, there is no current intention to change our benefit or compensation programs.
Notwithstanding the proposed transaction, we are always evaluating ways to make the organization stronger and more effective, and any changes that take place will be the result of the evolution of the business’s needs and any new strategies or opportunities the Investor Group and management wish to pursue.
Are we still able to earn our Q4-10 and FY10 bonus opportunities under the Company Performance-Based Bonus Plan?
Yes. The only thing that will impact the plan is our performance during the applicable measurement periods.
How will my vested share options be treated in the proposed transaction?
If you hold vested options at the closing of the proposed transaction, under the terms of our option plans, you may elect to exercise your vested options through a cashless exercise, in which case you will receive a cash payment equal to the excess of the per share cash payment paid to SkillSoft shareholders in the proposed transaction over the exercise price of such option, subject to any applicable tax withholdings. Cashless exercise can offer advantages to U.S. option holders, particularly because no payment of the exercise price is required and holders receive net cash directly. Alternatively, you will have the right to exercise your options for ADSs (paying the applicable exercise price and receiving a cash payment of $10.80 per share upon the closing, subject to any applicable tax withholdings).
How will my unvested share options be treated in the proposed transaction?
All unvested share options with an exercise price of less than $10.80 per share will accelerate upon closing of the proposed transaction, and under the terms of our option plans, you may elect to exercise your options through a cashless exercise, in which case you will receive a cash payment equal to the excess of the per share cash payment paid to SkillSoft shareholders in the proposed transaction over the exercise price of such option, subject to any applicable tax withholdings. Alternatively, you will have the right to exercise your options for ADSs (paying the applicable exercise price and receiving a cash payment of $10.80 per share upon the closing, subject to any applicable tax withholdings).
Options with an exercise price of $10.80 or higher will be cancelled upon closing of the proposed transaction without any payment to the optionholder.
As part of the proposed transaction process, you will receive in due course detailed information about how your options will be treated in the transaction.
Can I still exercise any outstanding, vested share options I may have between now and the closing of the proposed transaction?
Yes. If you have vested share options, you continue to be able to exercise in accordance with their terms. That said, please bear in mind the Company’s insider trading policy prior to taking any such action.
Are we still going to be able to purchase shares at the end of the current Employee Share Purchase Plan offering period (scheduled to end March 31, 2010)?
Provided that the closing of the proposed transaction does not take place prior to March 31, 2010, yes, the plan will operate as it normally does. That said, in accordance with the terms of the agreements related to the proposed transaction, the Board has approved an amendment to the ESPP whereby it has established a maximum total number of shares that may be purchased under the plan in the current offering period. For perspective, the maximum number of shares has been set at a number that is higher than the total number of shares that have been issued in any one of the last 3 offering periods. In the event that the total number of shares specified in elections to be purchased in the current offering period exceeds the maximum number of shares established by the Board in the plan, the Board or the Compensation Committee of the Board will allot such maximum number of shares allowed on a pro rata basis.
Will there be an offering period beginning April 1, 2010?
No. We will suspend the start of the offering period that would have begun April 1, 2010 pending the outcome of the shareholder vote.
Will there be an Employee Share Purchase Plan upon completion/closing of the proposed transaction?
No.

How does this impact our Insider Trading Policy?
Our policy continues to operate in accordance with its terms. The people that have received notification of the current “black-out” period need to continue to adhere to the prohibitions set forth in the policy. The period ends, as stated in the policy, two days after we announce our financial results for the fiscal year ended January 31, 2010.
If I own SkillSoft shares, when do I get my money?
We anticipate that payment would be made as promptly as possible after the close of the proposed transaction. You do not need to take any action at this time in this regard. Each SkillSoft American Depositary Share held as of the closing date of the proposed transaction shall be automatically converted into the right to receive an amount in cash equal to $10.80 per share. Specific instructions on how to redeem shares for cash will be provided in the near future.
Do I need to take any action now relative to shares I own?
No. There is nothing for you to do at the present time. As part of the proposed transaction process, we will be holding a shareholder meeting for which you will receive a proxy statement and information about how to vote your shares.
Will I be taxed on the proceeds from the conversion of SkillSoft shares to cash?
You should consult your tax advisor regarding your individual tax situation and reference the information concerning tax consequences that will be included in the definitive proxy statement.
Important Additional Information Will be Filed with the SEC
SkillSoft plans to file with the SEC and mail to its shareholders (and, for information purposes, to the holders of SkillSoft shares options and participants in the Employee Share Purchase Plan) a Proxy Statement (comprising the scheme of arrangement document) in connection with the proposed transaction. Investors and shareholders are urged to read the Proxy Statement (comprising the scheme of arrangement document) carefully when it becomes available because it will contain important information about SkillSoft, the proposed transaction and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement (comprising the scheme of arrangement document) and other documents filed with the SEC by SkillSoft through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement (comprising the scheme of arrangement document) from SkillSoft by contacting SkillSoft PLC, Attention: Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA; telephone number: (603) 324-3000.
SkillSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by this scheme of arrangement. Information regarding SkillSoft’s directors and executive officers is contained in SkillSoft’s Annual Report on Form 10-K for the year ended January 31, 2009 supplemented by Form 10-K/A dated 28 May 2009, and its Proxy Statement on

Schedule 14A, dated August 26, 2009, which are filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
This document includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Statements in this document regarding the proposed transaction between the Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (collectively, the “Investor Group”) and SkillSoft, the expected timetable for completing the proposed transaction and any other statements about the Investor Group’s or SkillSoft’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other risk factors disclosed under the heading “Risk Factors” in SkillSoft’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2009, as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Investor Group and SkillSoft in this release represent the views of the Investor Group and SkillSoft as of the date of this release. The Investor Group and SkillSoft anticipate that subsequent events and developments may cause their views to change. However, while the Investor Group and SkillSoft may elect to update these forward-looking statements at some point in the future, the Investor Group and SkillSoft specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Investor Group’s or SkillSoft’s views as of any date subsequent to the date of this release.
Legal Information
The directors of SkillSoft accept responsibility for the information contained in this announcement, other than that relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SkillSoft (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
The directors of SSI Investments III Limited accept responsibility for the information contained in this Announcement relating to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments III Limited and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments III Limited (who have taken all reasonable care to ensure such is the case, the information contained in this announcement for which they accept responsibility) is in accordance with the facts and does not omit anything likely to affect the import of such information.
Credit Suisse, which is regulated under the laws of the United States of America, is acting exclusively for SkillSoft and no one else in connection with the Acquisition and will not be responsible to anyone other than SkillSoft for providing the protections afforded to clients of Credit Suisse or for providing advice in relation to the Acquisition, the contents of this announcement or any proposed transaction or arrangement referred to herein.
Morgan Stanley, which is regulated under the laws of the United States of America, is acting as lead financial advisor for SSI Investments III Limited and the Investor Group and no one else in connection with the Acquisition and will not be responsible to anyone other than SSI Investments III Limited for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Acquisition, the contents of this announcement or any proposed transaction or arrangement referred to herein.
Barclays Capital, which is regulated under the laws of the United States of America, is acting as financial adviser to SSI Investments III Limited and the Investor Group and no one else in connection with the Acquisition and will not be responsible to anyone other than SSI Investments III Limited and the Investor Group for providing the protections afforded to clients of Barclays Capital or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
WilmerHale and William Fry are acting as legal advisors to SkillSoft. Ropes & Gray LLP and Mason Hayes + Curran are acting as legal advisors to SSI Investments III Limited, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC.
This announcement does not constitute an offer to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.
Dealing Disclosure Requirements
Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended (the “Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, one per cent., or more of any class of ‘relevant securities’ of SkillSoft, all ‘dealings’ in any ‘relevant securities’ of SkillSoft (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3.30 pm (Dublin time) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of SkillSoft, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.
Under the provisions of Rule 8.1 of the Takeover Rules, all ‘dealings’ in ‘relevant securities’ of SkillSoft by SSI Investments III Limited or SkillSoft, or by any of their respective ‘associates’ must also be disclosed by no later than 12 noon (Dublin time) on the business day following the date of the relevant transaction.
A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Panel’s website at www.irishtakeoverpanel.ie.
‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.
Terms in quotation marks are defined in the Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.
The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction in respect of which it would be unlawful to do so, including (but not limited to) Canada, South Africa, Australia and Japan. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.